EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated September 9, 2006, accompanying the consolidated financial statements and schedules in the Annual Report of Greenville Federal Financial Corporation on Form 10-K for the year ended June 30, 2006. We hereby consent to the incorporation by reference of said report in the Pre-effective Amendment No. 1 to Registration Statement of Greenville Federal Financial Corporation on Form S-8 to be filed on or about August 18, 2008.
/s/ GRANT THORNTON LLP
New York, New York
August 18, 2008